UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2013
_____________________
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (858) 404-8800
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 7, 2013, PriceSmart, Inc. issued a press release regarding its sales for the month of May 2013 and its plans to release third quarter 2013 financial results on Wednesday, July 10, 2013, after the market closes and to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Thursday, July 11, 2013, to discuss the financial results for the quarter ending May 31, 2013. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated June 7, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2013	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated June 7, 2013.

PriceSmart Announces May Sales and Dates for Third Quarter 2013
Financial Results Earnings Release and Conference Call

San Diego, CA (June 7, 2013) - PriceSmart, Inc. (NASDAQ: PSMT) today announced that for the month of May 2013, net sales increased 14.8% to $187.5 million from $163.3 million in May a year earlier. For the nine months ended May 31, 2013, net sales increased 11.4% to $1,671.3 million from $1,500.6 million for the nine months ended May 31, 2012. There were 31 warehouse clubs in operation at the end of May 2013 and 29 warehouse clubs in operation at the end of May 2012.
For the five-week period ended June 2, 2013, comparable sales for the 29 warehouse clubs open at least 13 1/2 full months increased 9.8%, compared to the same five-week period last year. For the thirty-nine week period ended June 2, 2013, comparable warehouse sales increased 8.9%, compared to the comparable thirty-nine week period a year ago.
PriceSmart plans to release third quarter 2013 financial results on Wednesday, July 10, 2013, after the market closes. PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Thursday, July 11, 2013, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (888) 455-2260 toll free, or (719) 457-2628 for international callers and entering participant code 9596291. A digital replay will be available through July 31, 2013, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 9596291.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 31 warehouse clubs in 12 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala, the Dominican Republic and Colombia; two each in El Salvador, and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company's financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth could be dependent upon the Company acquiring suitable sites for additional warehouse clubs; the Company faces difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; general economic conditions could adversely impact the Company's business in various respects; the Company is subject to changes in relationships and agreements with third parties with which the Company does business; a few of the Company's stockholders own nearly 30.1% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company's business; the Company is subject to volatility in foreign currency exchange rates; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2012, filed pursuant to the Securities Exchange Act of 1934 on October 30, 2012. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.